Pursuant to Rule 424(b)(5)
Registration No. 333-211522

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 23, 2017

PROSPECTUS SUPPLEMENT

(to Prospectus Dated May 23, 2016)

7,000,000 Shares

Targa Resources Corp.

Common Stock

This is an offering of 7,000,000 shares of common stock of Targa Resources Corp.

Our common stock trades on the New York Stock Exchange (the “NYSE”) under the symbol “TRGP.” The last reported trading price of our common stock on January 20, 2017 was $60.05.

Investing in our common stock involves risks. See “Risk Factors” on page S-6 of this prospectus supplement and page 6 of the accompanying base prospectus.

	Per Share	Total
Price to the public	$	$
Underwriting discounts and commissions	$	$
Proceeds to Targa Resources Corp. (before expenses)	$	$

We have granted the underwriters the option to purchase 1,050,000 additional shares of our common stock on the same terms and conditions set forth above.

Neither the Securities and Exchange Commission (the “SEC” or the “Commission”) nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares on or about                     , 2017.

Barclays

RBC Capital Markets

Prospectus dated                     , 2017

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering of common stock. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. If the information about the common stock offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. Please read “Where You Can Find More Information” on page iii of this prospectus supplement.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by or on behalf of us relating to this offering of common stock. Neither we nor the underwriters have authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are offering to sell the common stock, and seeking offers to buy the common stock, only in jurisdictions where offers and sales are permitted. You should not assume that the information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus is accurate as of any date other than the dates shown in these documents or that any information we have incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the operation of the SEC’s public reference room. Our SEC filings are available on the SEC’s website at http://www.sec.gov. We also make available free of charge on our website, at http://www.targaresources.com, all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to these reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. You can also obtain information about us at the office of the NYSE, 20 Broad Street, New York, New York 10005.

We “incorporate by reference” information into this prospectus supplement, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information contained expressly in this prospectus supplement, and the information we file later with the SEC will automatically supersede this information. You should not assume that (i) the information incorporated by reference in this prospectus supplement is accurate as of any date other than the respective date of the documents incorporated by reference or (ii) the information contained in this prospectus supplement is accurate as of any date other that the date on the front page of this prospectus supplement.

We incorporate by reference in this prospectus supplement the documents listed below and any future filings made by Targa Resources Corp. with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished and not filed pursuant to 2.02 or 7.01 on any current report on Form 8-K), including all such documents we may file with the SEC from the date of this prospectus supplement until the termination of each offering under this prospectus supplement:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2015;

•	our quarterly reports on Form 10-Q for the three months ended March 31, 2016, June 30, 2016 and September 30, 2016;

•	our current reports on Forms 8-K or 8-K/A filed on January 15, 2016, January 22, 2016, February 9, 2016, February 12, 2016, February 19, 2016, February 24, 2016, March 7, 2016, March 17, 2016, May 2, 2016, May 18, 2016, May 19, 2016, May 23, 2016 (three filings), May 24, 2016, October 11, 2016, October 12, 2016, October 21, 2016, November 22, 2016, December 2, 2016, December 29, 2016, January 6, 2017 and January 23, 2017; and

•	the description of our common stock included in our Form 8-A (File No. 001-34991), filed with the Commission on December 2, 2010, including any amendment or report filed for the purpose of updating, changing or otherwise modifying such description.

You can obtain copies of any of these documents without charge upon written or oral request by requesting them in writing or by telephone at:

Targa Resources Corp.

1000 Louisiana St, Suite 4300

Houston, Texas 77002

Attention: Investor Relations

(713) 584-1000

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the information included in this prospectus supplement and the documents we incorporate by reference herein contain statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements.” You can typically identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, by the use of forward-looking statements, such as “may,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “potential,” “plan,” “forecast” and other similar words.

All statements that are not statements of historical facts, including statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements.

These forward-looking statements reflect our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside our control. Important factors that could cause actual results to differ materially from the expectations expressed or implied in the forward-looking statements include known and unknown risks. Known risks and uncertainties include, but are not limited to, the risks set forth in “Risk Factors,” the risks set forth in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Reports on Form 10-Q for the three months ended March 31, 2016, June 30, 2016 and September 30, 2016 as well as the following risks and uncertainties:

•	the timing and extent of changes in natural gas, natural gas liquids (“NGL”), crude oil and other commodity prices, interest rates and demand for our services;

•	the level and success of crude oil and natural gas drilling around our assets, our success in connecting natural gas supplies to our gathering and processing systems, oil supplies to our gathering systems and NGL supplies to our logistics and marketing facilities and our success in connecting our facilities to transportation services and markets;

•	our ability to access the capital markets, which will depend on general market conditions and the credit ratings for Targa Resources Partners LP (the “Partnership”), a Delaware limited partnership, and our debt obligations;

•	the amount of collateral required to be posted from time to time in our transactions;

•	our success in risk management activities, including the use of derivative instruments to hedge commodity price risks;

•	the level of creditworthiness of counterparties to various transactions with us;

•	changes in laws and regulations, particularly with regard to taxes, safety and protection of the environment;

•	weather and other natural phenomena;

•	industry changes, including the impact of consolidations and changes in competition;

•	our ability to obtain necessary licenses, permits and other approvals;

•	our ability to grow through acquisitions or internal growth projects and the successful integration and future performance of such assets;

•	general economic, market and business conditions; and

•	the risks described elsewhere in this prospectus supplement and in the documents incorporated by reference herein.

You should read these forward-looking statements carefully because they discuss our expectations about our future performance, our future operating results or our future financial condition, or state other “forward-looking” information. Before you invest, you should be aware that the occurrence of any of the events described in “Risk Factors” or “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Reports on Form 10-Q for the three months ended March 31, 2016, June 30, 2016 and September 30, 2016 that could substantially harm our business, results of operations and financial condition. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Should one or more of the risks or uncertainties described in this prospectus supplement or the documents incorporated by reference herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

Forward-looking statements contained in this prospectus supplement and all subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus supplement.

v

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying base prospectus. It does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus supplement, the accompanying base prospectus and the documents incorporated herein by reference for a more complete understanding of this offering of common stock. Please read “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Reports on Form 10-Q for the three months ended March 31, 2016, June 30, 2016 and September 30, 2016 for information regarding risks you should consider before investing in our common stock.

Except as the context otherwise indicates, the information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional shares of common stock.

Throughout this prospectus supplement, when we use the terms “Targa,” “we,” “us,” “our” or the “Company,” we are referring either to Targa Resources Corp. in its individual capacity or to Targa Resources Corp. and its operating subsidiaries collectively, as the context requires.

Our Company

Overview

Targa Resources Corp. is a publicly traded Delaware corporation formed in October 2005. Targa does not directly own any operating assets; our main source of future revenue therefore is from distributions received from the Partnership that is a leading provider of midstream natural gas and natural gas liquid services in the United States. The Partnership is engaged in the business of gathering, compressing, treating, processing and selling natural gas; storing, fractionating, treating, transporting and selling NGLs and NGL products, including services to LPG exporters; gathering, storing and terminaling crude oil; and storing, terminaling and selling refined petroleum products. In February 2016, Targa acquired indirectly all of the outstanding common units representing limited partner interests of the Partnership that Targa and its subsidiaries did not already own.

Recent Developments

Outrigger Permian Acquisition

On January 23, 2017, we announced the execution of definitive agreements to purchase 100% of the membership interests of Outrigger Delaware Operating, LLC, Outrigger Southern Delaware Operating, LLC (together “Outrigger Delaware”) and Outrigger Midland Operating, LLC (“Outrigger Midland” and together with “Outrigger Delaware”, “Outrigger”) (the “Outrigger Permian Acquisition”). We will pay $475 million in cash at closing and $90 million within 90 days of closing (collectively, the “initial purchase price”). Subject to certain performance-linked measures and other conditions, additional cash of up to $935 million (the “earn out payments” and collectively with the initial purchase price, the “purchase price”) may be received by the owners of Outrigger Delaware and Outrigger Midland in earn-out payments in 2018 and 2019. We currently expect to close the transaction during the first quarter of 2017, subject to customary regulatory approvals and closing conditions.

Outrigger Delaware’s gas gathering and processing and crude gathering systems are located in Loving, Winkler and Ward counties. The operations are backed by producer dedications of more than 145,000 acres under long-term, largely fee-based contracts, with an average weighted contract life of 14 years. Outrigger Delaware’s assets include 70 million cubic feet per day of processing capacity. Currently, there is 40,000 Bbl/d of crude gathering capacity on the Outrigger Delaware system.

Outrigger Midland’s gas gathering and processing and crude gathering systems are located in Howard, Martin and Borden counties. The operations are backed by producer dedications of more than 105,000 acres under long-term, largely fee-based contracts, with an average weighted contract life of 12.5 years. Outrigger Midland currently has 10 million cubic feet per day of processing capacity. Currently, there is 40,000 Bbl/d of crude gathering capacity on the Outrigger Midland system.

We anticipate connecting Outrigger Delaware to our existing Sand Hills system and Outrigger Midland to our existing WestTX system during 2017, creating operational and capital synergies.

We intend to use the net proceeds from this offering to fund a portion of the $565 million initial purchase price of the Outrigger Permian Acquisition. We expect that the remaining portion of the purchase price and related fees and expenses will be funded with borrowings under the Partnership’s senior secured credit facility (the “TRP Credit Facility”) or, subject to market conditions, proceeds from the issuance of private or public securities. Prior to funding the Outrigger Permian Acquisition, or if we do not complete the pending Outrigger Permian Acquisition, we may use the net proceeds from this offering for general corporate purposes, which may include, among other things, repayment of indebtedness (including the Partnership’s indebtedness), acquisitions, capital expenditures, additions to working capital and redeeming or repurchasing some of the Partnership’s outstanding notes.

There can be no assurance that the Outrigger Permian Acquisition will be completed in the anticipated time frame, or at all, or that the anticipated benefits of the Outrigger Permian Acquisition will be realized. In addition, the closing of the acquisition is not conditioned on the closing of this offering, and this offering is not conditioned on the closing of the acquisition.

Preliminary Fourth Quarter Operating Results

Subject to further review, in connection with our annual evaluation of goodwill, an impairment in the value of the acquisition goodwill associated with the WestTX and SouthTX operations will be recorded in the fourth quarter of 2016. We are in the process of finalizing the amount of the impairment. Any such impairment would be a non-cash charge that would impact net income, but would not impact Adjusted EBITDA or distributable cash flow. Adjusted EBITDA and distributable cash flow are financial measures not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Please see “—Non-GAAP Financial Measures.” As of September 30, 2016, WestTX and SouthTX had goodwill balances of $312.5 million and $80.5 million, respectively.

We expect to report that LPG export volumes for the fourth quarter of 2016 were approximately 205 MBbl/d. Our performance in the fourth quarter is expected to result in dividend coverage (defined as our total distributable cash flow divided by dividends paid) that exceeds 1.2 times the total dividends to be paid with respect to the fourth quarter 2016. Annual dividend coverage for 2016 is expected to exceed 1.05 times. The expected dividend coverage includes the multi-year annual payment of approximately $43 million received in October 2016 associated with our crude and condensate splitter project and the additional dividends to be paid as a result of this offering.

Non-GAAP Financial Measures

Adjusted EBITDA and distributable cash flow are non-GAAP financial measures. Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income or any other GAAP measure of liquidity or financial performance.

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) available to us before: interest; income taxes; depreciation and amortization; impairment of goodwill; gains or losses on debt repurchases, redemptions, amendments, exchanges and early debt extinguishments and asset disposals; risk management activities related to derivative instruments including the cash impact of hedges acquired in a merger with Atlas Pipeline Partners

L.P.; non-cash compensation on equity grants; transaction costs related to business acquisitions; net income attributable to the Partnership’s preferred limited partners; earnings/losses from unconsolidated affiliates net of distributions, distributions from preferred interests, change in contingent consideration and the noncontrolling interest portion of depreciation and amortization expenses. Adjusted EBITDA is used as a supplemental financial measure by us and by external users of our financial statements such as investors, commercial banks and others. The economic substance behind our use of Adjusted EBITDA is to measure the ability of our assets to generate cash sufficient to pay interest costs, support its indebtedness and pay dividends to our investors.

Adjusted EBITDA is a non-GAAP financial measure. The GAAP measure most directly comparable to Adjusted EBITDA is net income (loss) attributable to Targa. Adjusted EBITDA should not be considered as an alternative to GAAP net income. Adjusted EBITDA has important limitations as an analytical tool. Investors should not consider Adjusted EBITDA in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA excludes some, but not all, items that affect net income and is defined differently by different companies in our industry, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

Management compensates for the limitations of Adjusted EBITDA as an analytical tool by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating these insights into its decision-making processes.

Distributable Cash Flow

We define distributable cash flow as Adjusted EBITDA less distributions to the Partnership’s preferred limited partners, cash interest expense on debt obligations, cash tax (expense) benefit and maintenance capital expenditures (net of any reimbursements of project costs). This measure includes the impact of noncontrolling interests on the prior adjustment items.

Distributable cash flow is a significant performance metric used by us and by external users of our financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by us (prior to the establishment of any retained cash reserves by our board of directors) to the cash dividends we expect to pay our shareholders. Using this metric, management and external users of our financial statements can quickly compute the coverage ratio of estimated cash flows to cash dividends. Distributable cash flow is also an important financial measure for our shareholders since it serves as an indicator of our success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly dividend rates.

Distributable cash flow is a non-GAAP financial measure. The GAAP measure most directly comparable to distributable cash flow is net income (loss) attributable to Targa Resources Corp. Distributable cash flow should not be considered as an alternative to GAAP net income (loss) available to common and preferred shareholders. It has important limitations as an analytical tool. Investors should not consider distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP. Because distributable cash flow excludes some, but not all, items that affect net income and is defined differently by different companies in our industry, our definition of distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

Management compensates for the limitations of distributable cash flow as an analytical tool by reviewing the comparable GAAP measure, understanding the differences between the measures and incorporating these insights into its decision-making processes.

Headquarters

Our principal executive offices are located at 1000 Louisiana Street, Suite 4300, Houston, Texas 77002 and our telephone number is (713) 584-1000. Our website is located at www.targaresources.com. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the Commission. The information on our website is not part of this prospectus supplement, and you should rely only on information contained or incorporated by reference in this prospectus supplement when making a decision as to whether or not to invest in our common stock.

The diagram below depicts our organization and ownership structure prior to this offering.

The Offering

Issuer	Targa Resources Corp.

Shares of Common Stock Offered	7,000,000 shares of common stock (8,050,000 shares of common stock if the underwriters exercise their option to purchase additional shares of common stock in full).

Common Stock Outstanding Following this Offering(1)	191,735,632 shares of common stock (192,785,632 shares of common stock if the underwriters exercise their option to purchase additional shares of common stock in full).

Option to Purchase Additional Shares	We have granted the underwriters a 30-day option to purchase up to 1,050,000 additional shares of common stock.

Use of Proceeds	We will use the estimated net proceeds from this offering of approximately $ million (or $ million if the underwriters exercise their option to purchase additional shares in full) to fund a portion of the $565 million initial purchase price of the Outrigger Permian Acquisition. See “Summary—Recent Developments” for a description of the Outrigger Permian Acquisition. Prior to funding the Outrigger Permian Acquisition, or if we do not complete the pending Outrigger Permian Acquisition, we may use some or all of the net proceeds for general corporate purposes, which may include, among other things, repayment of indebtedness (including the Partnership’s indebtedness), acquisitions, capital expenditures, additions to working capital and redeeming or repurchasing some of the Partnership’s outstanding notes. See “Use of Proceeds.”

Conflicts of Interest	Because an affiliate of each of the underwriters is a lender under our Credit Facility and TRP Credit Facility and may receive more than 5% of the net proceeds of this offering due to the potential repayment by us of outstanding indebtedness under such credit facilities, the underwriters are deemed to have a “conflict of interest” under Rule 5121 (“Rule 5121”) of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering is being made in compliance with the requirements of Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in Rule 5121, exists for our common stock. See “Use of Proceeds” and “Underwriting (Conflicts of Interest).”

Risk Factors	You should consider carefully the information under the heading “Risk Factors” on page S-6 of this prospectus supplement and all other information contained or incorporated by reference herein before deciding to invest in our common stock.

Exchange Listing	Our common stock is traded on the NYSE under the symbol “TRGP.”

(1)	Based on 184,735,632 shares outstanding as of January 20, 2017. Excludes common stock issuable upon vesting of outstanding restricted stock units or exercise of outstanding stock options.

RISK FACTORS

An investment in our common stock involves a significant degree of risk. Before you invest in our common stock, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included herein, together with all of the other information included in this prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our common stock. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to the Outrigger Permian Acquisition

We may not be able to consummate our pending Outrigger Permian Acquisition, which could adversely affect our business operations and cash available for distribution.

The definitive agreements related to the pending Outrigger Permian Acquisition contain customary closing conditions, including regulatory approvals. It is possible that one or more closing conditions may not be satisfied or, if not satisfied, that such condition may not be waived by the other party. If we were unable to consummate the pending Outrigger Permian Acquisition, we would not realize the expected benefits of the proposed acquisition.

In addition, the offering of common stock contemplated by this prospectus supplement is not conditioned upon the closing of the pending Outrigger Permian Acquisition. We intend to use the proceeds from this offering to fund the pending Outrigger Permian Acquisition. However, there is no guarantee that we will be able to complete the pending Outrigger Permian Acquisition. If we do not complete the pending Outrigger Permian Acquisition, we will use the net proceeds from the offering for general corporate purposes, which may include, among other things, repayment of indebtedness (including the Partnership’s indebtedness), acquisitions, capital expenditures, additions to working capital and redeeming or repurchasing some of the Partnership’s outstanding notes.

Any acquisitions we complete, including the pending Outrigger Permian Acquisition, are subject to substantial risks that could adversely affect our financial condition and results of operations and reduce our ability to pay dividends to shareholders.

We may not achieve the expected results of the pending Outrigger Permian Acquisition, and any adverse conditions or developments related to the pending Outrigger Permian Acquisition may have a negative impact on our operations and financial condition.

Further, even if we complete acquisitions such as the pending Outrigger Permian Acquisition, actual results may differ from our expectations. The Outrigger Permian Acquisition, as well as any other acquisition, involves potential risks, including, among other things:

•	operating a larger combined organization and adding new or expanded operations;

•	difficulties in the assimilation of the assets and operations of the acquired businesses or growth projects, especially if the assets acquired are in a new business segment or geographic area;

•	the risk that natural gas or crude oil reserves expected to support the acquired assets may not be of the anticipated magnitude or may not be developed as anticipated;

•	the failure to realize expected volumes, revenues, profitability or growth;

•	the failure to realize any expected synergies and cost savings;

•	coordinating geographically disparate organizations, systems and facilities;

•	the assumption of unknown liabilities;

•	limitations on rights to indemnity from the seller in an acquisition or contractors and suppliers in growth projects;

•	inaccurate assumptions about the overall costs of equity or debt;

•	the diversion of management’s and employees’ attention from other business concerns; and

•	customer or key employee losses at the acquired businesses or to a competitor.

If these risks materialize, the acquired assets may inhibit our growth, fail to deliver expected benefits and add further unexpected costs. Challenges may arise whenever businesses with different operations or management are combined, and we may experience unanticipated delays in realizing the benefits of an acquisition. If we consummate the pending Outrigger Permian Acquisition or any other future acquisition, our capitalization and results of operations may change significantly and you may not have the opportunity to evaluate the economic, financial and other relevant information that we will consider in evaluating future acquisitions or growth projects.

Financing the Outrigger Permian Acquisition may substantially increase our leverage.

We intend to fund a portion of the initial purchase price of the pending Outrigger Permian Acquisition with the proceeds from this offering, and we expect that the remaining portion of the purchase price and related fees and expenses will be funded with borrowings under the TRP Credit Facility or, subject to market conditions, proceeds from the issuance of private or public securities. This increase in our indebtedness may reduce our flexibility to respond to changing business and economic conditions or to fund capital expenditures or working capital needs.

USE OF PROCEEDS

We expect the net proceeds from this offering to be approximately $        million (or approximately $        million if the underwriters exercise their option to purchase additional shares in full), after deducting estimated fees and expenses. We intend to use the net proceeds from this offering to fund a portion of the $565 million initial purchase price of the Outrigger Permian Acquisition. We expect that the remaining portion of the purchase price and related fees and expenses will be funded with borrowings under the TRP Credit Facility or, subject to market conditions, proceeds from the issuance of private or public securities.

The closing of this offering is not contingent upon the closing of the Outrigger Permian Acquisition. Accordingly, if you decide to purchase shares of our common stock, you should be willing to do so whether or not we complete the Outrigger Permian Acquisition. In addition, prior to funding the Outrigger Permian Acquisition, or if we do not complete the pending Outrigger Permian Acquisition, we may use the net proceeds from the offering for general corporate purposes, which may include, among other things, repayment of indebtedness (including the Partnership’s indebtedness), acquisitions, capital expenditures, additions to working capital and redeeming or repurchasing some of the Partnership’s outstanding notes.

As of January 20, 2017, we had approximately $285 million of outstanding borrowings under our senior secured revolving credit facility (the “Revolving Credit Facility”) with a weighted average interest rate of approximately 2.5% and $160.0 million of outstanding borrowings under our senior secured term loan (the “Term Loan Facility” and together with the Revolving Credit Facility, the “Credit Facility”) with a weighted average interest rate of approximately 5.75%. Borrowings outstanding under the Credit Facility were used for general corporate purposes. The Revolving Credit Facility matures in February 2020, and the Term Loan Facility matures in February 2022. We may at any time re-borrow amounts repaid under the Credit Facility.

As of January 20, 2017, the Partnership had approximately $200 million of outstanding borrowings under the TRP Credit Facility with a weighted average interest rate of approximately 3.3%. Outstanding borrowings under the TRP Credit Facility were used for general partnership purposes. The TRP Credit Facility matures in October 2020. We may at any time re-borrow amounts repaid under the TRP Credit Facility.

Affiliates of each of the underwriters are lenders under the Credit Facility and the TRP Credit Facility, either or both of which we may reduce using a portion of the net proceeds from this offering, and, accordingly, such affiliates may receive a portion of the net proceeds from this offering. See “Underwriting (Conflicts of Interest).”

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and our consolidated capitalization as of September 30, 2016:

•	on an actual basis; and

•	on an as adjusted basis to give effect to (i) the offerings by the Partnership of $500 million in principal amount of 5 1⁄8% Senior Notes due 2025 and $500 million in principal amount of 5 3⁄8% Senior Notes due 2027 that were completed on October 6, 2016, and (ii) the repurchase of a portion of the Partnership’s outstanding 5% Senior Notes due 2018, the repurchase and redemption of all of the Partnership’s outstanding 6 5⁄8% Senior Notes due 2020, the repurchase and redemption of all of the Partnership’s outstanding 6 7⁄8% Senior Notes due 2021 and the redemption of all of Targa Pipeline Partner LP’s outstanding 6 5⁄8% Senior Notes due 2020; and

•	on an as further adjusted basis to give effect to the issuance and sale of our common stock offered hereby and the application of estimated net proceeds (assuming no exercise of the underwriters’ option to purchase additional shares) as described in “Use of Proceeds,” assuming that such net proceeds are used to fund a portion of the initial purchase price for the Outrigger Permian Acquisition.

You should read this table in conjunction with the “Use of Proceeds,” our historical audited consolidated financial statements and the accompanying notes in our Annual Report on Form 10-K for the year ended December 31, 2015, and our unaudited consolidated financial statements and the accompanying notes in our Quarterly Report on Form 10-Q for the three months ended September 30, 2016, each of which is incorporated by reference into this prospectus supplement and the accompanying base prospectus.

	As of September 30, 2016
	Actual	As Adjusted	As Further Adjusted
	(in millions of dollars)
Cash and cash equivalents	$141.1	$141.1	$141.1

Debt obligations:
Our Obligations:
Revolving Credit Facility due February 2020(1)	275.0	275.0	275.0
Term Loan Facility due February 2022	160.0	160.0	160.0
Unamortized discount	(2.3)	(2.3)	(2.3)
Obligations of the Partnership:
Senior Secured Credit Facility, variable rate, due October 2020(2)(3)	—	338.7
Senior notes issued by the Partnership
5% Senior Notes due 2018	733.6	250.5	250.5
4 1⁄8% Senior Notes due 2019	749.4	749.4	749.4
6 5⁄8% Senior Notes due 2020	309.9	—	—
Unamortized premium	3.9	—	—
6 7⁄8% Senior Notes due 2021	478.6	—	—
Unamortized discount	(19.3)	—	—
6 3⁄8% Senior Notes due 2022	278.7	278.7	278.7
5 1⁄4% Senior Notes due 2023	559.6	559.6	559.6
4 1⁄4% Senior Notes due 2023	583.9	583.9	583.9
6 3⁄4% Senior Notes due 2024	580.1	580.1	580.1
5 1⁄8% Senior Notes due 2025	—	500.0	500.0
5 3⁄8% Senior Notes due 2027	—	500.0	500.0

	As of September 30, 2016
	Actual	As Adjusted	As Further Adjusted
	(in millions of dollars)
Senior notes issued by APL
6 5⁄8% Senior Notes due 2020	12.9	—		—
Unamortized premium	0.1	—		—
4 3⁄4% Senior Notes due 2021	6.5	6.5		6.5
5 7⁄8% Senior Notes due 2023	48.1	48.1		48.1
Unamortized premium	0.5	0.5		0.5
Accounts receivable securitization facility, due December 2016(2)(4)	225.0	225.0		225.0
Debt issuance costs	(33.3)	(35.6)		(35.6)

Total debt obligations	4,950.9	5,019.8
Series A Preferred Stock	185.6	185.6		185.6
Owners’ equity:
Owners’ equity	5,306.8	5,306.8
Noncontrolling interest in subsidiaries	570.1	570.1		570.1

Total owners’ equity	5,876.9	5,876.9

Total capitalization	$11,013.4	$11,082.3	$

(1)	As of January 20, 2017, we had approximately $285 million of outstanding borrowings under the Revolving Credit Facility and approximately $385 of available capacity.
(2)	As of January 20, 2017, the Partnership had $200 million in borrowings outstanding under its senior secured credit facility and approximately $13.2 million of outstanding letters of credit. As of January 20, 2017, the Partnership had available capacity under its senior secured credit facility of $1,386.8 million. As of January 20, 2017, total funding under the Partnership’s account receivable securitization facility (the “Securitization Facility”) was $275 million.
(3)	On October 7, 2016, the Partnership entered into the Third Amended and Restated Credit Agreement pursuant to which the borrowing capacity remains $1.6 billion and the option to increase the maximum aggregate principal amount increased to $500 million.
(4)	All amounts outstanding under the Securitization Facility are reflected as a current liability on the Partnership’s balance sheet.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Our common stock is listed on the NYSE under the symbol “TRGP.” The following table shows, for the periods indicated, the high and low reported sale prices for our common stock, as reported on the NYSE.

	Sales Price		Dividend(1)
	High	Low
2015:
First Quarter	$107.93	$82.09	$0.83000
Second Quarter	$108.63	$87.09	$0.87500
Third Quarter	$92.13	$48.65	$0.91000
Fourth Quarter	$66.87	$23.33	$0.91000
2016:
First Quarter	$31.41	$14.55	$0.91000
Second Quarter	$45.64	$27.09	$0.91000
Third Quarter	$50.87	$35.35	$0.91000
Fourth Quarter(2)	$59.35	$41.35	$0.91000
2017:
First Quarter (through January 20, 2017)	$61.25	$56.47		(3)

(1)	Represents cash dividends per share of TRC common stock declared with respect to the quarter presented and paid in the following quarter.
(2)	Cash dividends on TRC common stock for the fourth quarter of 2016 have been declared and will be paid on February 15, 2017.
(3)	Cash dividends on TRC common stock for the first quarter of 2017 have not been declared or paid.

On January 20, 2017, the last sales price of our common stock as reported on the NYSE was $60.05 per share.

As of January 20, 2017, we had 184,735,632 shares of common stock issued and outstanding and there were 257 holders of record of our common stock.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax considerations related to the purchase, ownership and disposition of our common stock by a non-U.S. holder (as defined below), that holds our common stock as a “capital asset” (generally property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws or any tax treaties. This summary also does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:

•	banks, insurance companies or other financial institutions;

•	tax-exempt or governmental organizations;

•	qualified foreign pension funds (or any entities all of the interests of which are held by a qualified foreign pension fund);

•	dealers in securities or foreign currencies;

•	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•	persons subject to the alternative minimum tax;

•	partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons that acquired our common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•	certain former citizens or long-term residents of the United States;

•	real estate investment trusts or regulated investment companies; and

•	persons that hold our common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction.

PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL, ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Non-U.S. Holder Defined

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock that is not for U.S. federal income tax purposes a partnership or any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, upon the activities of the partnership and upon certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) considering the purchase of our common stock to consult their tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of our common stock by such partnership.

Distributions

Distributions of cash or property on our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the non-U.S. holder’s tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock. See “—Gain on Disposition of Common Stock.” Subject to the withholding requirements under FATCA (as defined below) and with respect to effectively connected dividends, each of which is discussed below, any distribution made to a non-U.S. holder on our common stock generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the distribution unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate.

Dividends paid to a non-U.S. holder that are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code). Such effectively connected dividends will not be subject to U.S. withholding tax if the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the non-U.S. holder is a non-U.S. corporation, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

Gain on Disposition of Common Stock

Subject to the discussion below under “—Backup Withholding and Information Reporting” and “—Additional Withholding Requirements under FATCA,” a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

•	the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

•	the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

•	our common stock constitutes a United States real property interest by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses.

A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code) unless an applicable income tax treaty provides otherwise. If the non-U.S. holder is a corporation whose gain is described in the second bullet point above, then such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty).

Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, as long as our common stock continues to be regularly traded on an established securities market, only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder’s holding period for the common stock, more than 5% of our common stock will be taxable on gain realized on the disposition of our common stock as a result of our status as a USRPHC. If our common stock were not considered to be regularly traded on an established securities market, such holder (regardless of the percentage of stock owned) would be subject to U.S. federal income tax on a taxable disposition of our common stock (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from such disposition.

Non-U.S. holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our common stock.

Backup Withholding and Information Reporting

Any dividends paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the non-U.S. holder resides or is established.

Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).

Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our common stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our common stock effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the holder is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our common stock effected outside the United States by such a broker if it has certain relationships within the United States.

Backup withholding is not an additional tax. Rather, the U.S. income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements under FATCA

Sections 1471 through 1474 of the Code, and the Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on any dividends paid on our common stock and on the gross proceeds from a disposition of our common stock (if such disposition occurs after December 31, 2018), in each case if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. Non-U.S. holders are encouraged to consult their own tax advisors regarding the effects of FATCA on their investment in our common stock.

INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to the terms and conditions set forth in an underwriting agreement between us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of our common stock set forth opposite its name below.

Underwriter	Number of Shares
Barclays Capital Inc.
RBC Capital Markets, LLC

Total	7,000,000

The underwriting agreement provides that the underwriters’ obligation to purchase shares of common stock depends on the satisfaction of the conditions contained in the underwriting agreement including:

•	the obligation to purchase all of the shares of common stock offered hereby (other than those shares of common stock covered by their option to purchase additional shares as described below), if any of the shares are purchased;

•	the representations and warranties made by us to the underwriters are true;

•	there is no material change in our business or the financial markets; and

•	we deliver customary closing documents to the underwriters.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

Commissions and Expenses

The following table summarizes the underwriting discounts and commissions that we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares. The underwriting fee is the difference between the initial price to the public and the amount the underwriters pay to us for the shares.

	No Exercise	Full Exercise
Per share	$	$
Total	$	$

The underwriters have advised us that they propose to offer the shares of common stock directly to the public at the public offering price on the cover of this prospectus supplement and to selected dealers, which may include the underwriters or their affiliates, at such offering price less a selling concession not in excess of $         per share. After the offering, the underwriters may change the offering price and other selling terms. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

The expenses of the offering that are payable by us are estimated to be $0.3 million (excluding underwriting discounts and commissions).

Option to Purchase Additional Shares

We have granted the underwriters an option exercisable for 30 days after the date of the underwriting agreement, to purchase, from time to time, in whole or in part, up to an aggregate of 1,050,000 shares at the public offering price less underwriting discounts and commissions.

Lock-Up Agreements

We and our executive officers have agreed that without the prior written consent of the underwriters, we and they will not directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of any shares of our common stock or enter into any derivative transaction with similar effect as a sale of shares of our common stock for a period of 45 days after the date of this prospectus supplement without the prior written consent of the underwriters. The restrictions described in this paragraph do not apply to, among other things, the issuance and sale of shares of our common stock by us to the underwriters pursuant to the underwriting agreement.

The underwriters, in their sole discretion, may release our common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release our common stock and other securities from lock-up agreements, the underwriters will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of our common stock and other securities for which the release is being requested and market conditions at the time.

Listing

Our shares of common stock are traded on the NYSE under the symbol “TRGP.”

Stabilization and Short Positions

The underwriters may engage in stabilizing transactions, covering transactions or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover short positions.

These stabilizing transactions and covering transactions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus supplement and the accompanying prospectus in electronic format may be made available on the Internet sites or through other online services maintained by the underwriters or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations.

Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters’ respective websites and any information contained in any other website maintained by the underwriters is not part of the prospectus supplement and the accompanying prospectus or the registration statement of which the prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacities as underwriters and should not be relied upon by investors.

Conflicts of Interest

From time to time the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Affiliates of each of the underwriters are lenders under the Credit Facility and the TRP Credit Facility, either or both of which we may reduce using a portion of the net proceeds from this offering, and, accordingly, such affiliates may receive a portion of the net proceeds from this offering. Because an affiliate of each of the underwriters is a lender under our Credit Facility and the TRP Credit Facility and may receive more than 5% of the net proceeds of this offering due to the repayment by us of outstanding indebtedness under such credit facilities, the underwriters are deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in Rule 5121, exists for our common stock. In addition, an affiliate of RBC Capital Markets, LLC is acting as financial advisor to the Company in connection with the Outrigger Permian Acquisition.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

This document is not a prospectus for the purposes of the Prospectus Directive (as defined below).

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (as defined below) (each, a relevant member state) with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the relevant implementation date), an offer to the public of any shares of our common stock which are the subject of the offering contemplated by this prospectus supplement, may not be made in that relevant member state other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive (as defined below), 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and our common stock to be offered so as to enable an investor to decide to purchase or subscribe for our common stock, as the same may be varied in that relevant member state by any measure implementing the Prospectus Directive in that relevant member state and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state), and includes any relevant implementing measure in each relevant member state and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

We have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the shares as contemplated in this prospectus supplement. Accordingly, no purchaser of the shares, other than the underwriters, are authorized to make any further offer of the shares on behalf of the sellers or the underwriters.

United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive, which we refer to as qualified investors, that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, which we refer to as the Order, or (ii) high net worth entities, falling within Article 49(2)(a) to (d) of the Order, and (iii) any other person to whom it may lawfully be communicated pursuant to the Order, all such persons which we refer to together as relevant persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any investment activity to which this prospectus supplement relates will only be available to, and will only be engaged with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

All applicable provisions of the Financial Services and Markets Act 2000 (as amended) must be complied with in respect to anything done by any person in relation to our common stock in, from or otherwise involving the United Kingdom.

Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia, or the Corporations Act) in relation to the common stock has been or will be lodged with the Australian Securities & Investments Commission, or ASIC. This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a)	you confirm and warrant that you are either:

(i)	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(ii)	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii)	a person associated with the company under section 708(12) of the Corporations Act; or

(iv)	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act,

and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

(b)	you warrant and agree that you will not offer any of the common stock for resale in Australia within 12 months of those common stock being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Hong Kong

The shares of our common stock offered hereby may not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made under that Ordinance, or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32, Laws of Hong Kong), or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of our common stock offered hereby may be issued or may be in the possession of any person for the purpose of the issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the shares of our common stock offered hereby which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) or any rules made under that Ordinance.

India

This prospectus supplement has not been and will not be registered as a prospectus with the Registrar of Companies in India or with the Securities and Exchange Board of India. This prospectus supplement or any other material relating to these securities is for information purposes only and may not be circulated or distributed, directly or indirectly, to the public or any members of the public in India and in any event to not more than 50 persons in India. Further, persons into whose possession this prospectus supplement comes are required to inform themselves about and to observe any such restrictions. Each prospective investor is advised to consult its advisors about the particular consequences to it of an investment in these securities. Each prospective investor is also advised that any investment in these securities by it is subject to the regulations prescribed by the Reserve Bank of India and the Foreign Exchange Management Act and any regulations framed thereunder.

Japan

The shares offered in this prospectus supplement have not been registered under the Securities and Exchange Law of Japan. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Korea

The shares may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The shares have not been registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the shares may not be resold to Korean residents unless the purchaser of the shares complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the shares.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Future Act, Chapter 289 of Singapore (the “SFA”), (ii) to a “relevant person” as defined in Section 275(2) of the SFA, or any person pursuant to Section 275 (1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed and purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole whole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that corporation or that trust has acquired the shares under Section 275 of the SFA except:

(i)	to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA) and in accordance with the conditions, specified in Section 275 of the SFA;

(ii)	(in the case of a corporation) where the transfer arises from an offer referred to in Section 275(1A) of the SFA, or (in the case of a trust) where the transfer arises from an offer that is made on terms that such rights or interests are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets;

(iii)	where no consideration is or will be given for the transfer; or

(iv)	where the transfer is by operation of law.

By accepting this prospectus supplement, the recipient hereof represents and warrants that he is entitled to receive it in accordance with the restrictions set forth above and agrees to be bound by limitations contained herein. Any failure to comply with these limitations may constitute a violation of law.

NOTICE TO RESIDENTS OF CANADA

THIS OFFERING MEMORANDUM CONSTITUTES AN “EXEMPT OFFERING DOCUMENT” AS DEFINED IN AND FOR THE PURPOSES OF APPLICABLE CANADIAN SECURITIES LAWS. NO PROSPECTUS HAS BEEN FILED WITH ANY SECURITIES COMMISSION OR SIMILAR REGULATORY AUTHORITY IN CANADA IN CONNECTION WITH THE OFFER AND SALE OF THE NOTES. NO SECURITIES COMMISSION OR SIMILAR REGULATORY AUTHORITY IN CANADA HAS REVIEWED OR IN ANY WAY PASSED UPON THIS OFFERING MEMORANDUM OR ON THE MERITS OF THE NOTES AND ANY REPRESENTATION TO THE CONTRARY IS AN OFFENCE.

CANADIAN INVESTORS ARE ADVISED THAT THIS OFFERING MEMORANDUM HAS BEEN PREPARED IN RELIANCE ON SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”). PURSUANT TO SECTION 3A.3 OF NI 33-105, THIS OFFERING MEMORANDUM IS EXEMPT FROM THE REQUIREMENT THAT THE COMPANY AND THE UNDERWRITER(S) PROVIDE INVESTORS WITH CERTAIN CONFLICTS OF INTEREST DISCLOSURE PERTAINING TO “CONNECTED ISSUER” AND/OR “RELATED ISSUER” RELATIONSHIPS THAT MAY EXIST BETWEEN THE COMPANY AND THE UNDERWRITER(S) AS WOULD OTHERWISE BE REQUIRED PURSUANT TO SUBSECTION 2.1(1) OF NI 33-105.

RESALE RESTRICTIONS

THE OFFER AND SALE OF THE NOTES IN CANADA IS BEING MADE ON A PRIVATE PLACEMENT BASIS ONLY AND IS EXEMPT FROM THE REQUIREMENT THAT THE COMPANY PREPARES AND FILES A PROSPECTUS UNDER APPLICABLE CANADIAN SECURITIES LAWS. ANY RESALE OF THE NOTES ACQUIRED BY A CANADIAN INVESTOR IN THIS OFFERING MUST BE MADE IN ACCORDANCE WITH APPLICABLE CANADIAN SECURITIES LAWS, WHICH MAY VARY DEPENDING ON THE RELEVANT JURISDICTION, AND WHICH MAY REQUIRE RESALES TO BE MADE IN ACCORDANCE WITH CANADIAN PROSPECTUS REQUIREMENTS, PURSUANT TO A STATUTORY EXEMPTION FROM THE PROSPECTUS REQUIREMENTS, IN A TRANSACTION EXEMPT FROM THE PROSPECTUS REQUIREMENTS OR OTHERWISE UNDER A DISCRETIONARY EXEMPTION FROM THE PROSPECTUS REQUIREMENTS GRANTED BY THE APPLICABLE LOCAL CANADIAN SECURITIES REGULATORY AUTHORITY. THESE RESALE RESTRICTIONS MAY UNDER CERTAIN CIRCUMSTANCES APPLY TO RESALES OF THE NOTES OUTSIDE OF CANADA.

REPRESENTATIONS OF PURCHASERS

EACH CANADIAN INVESTOR WHO PURCHASES THE NOTES WILL BE DEEMED TO HAVE REPRESENTED TO THE COMPANY AND THE UNDERWRITER(S) THAT THE INVESTOR (I) IS PURCHASING THE NOTES AS PRINCIPAL, OR IS DEEMED TO BE PURCHASING AS PRINCIPAL, IN ACCORDANCE WITH APPLICABLE CANADIAN SECURITIES LAWS; (II) IS AN “ACCREDITED INVESTOR” AS SUCH TERM IS DEFINED IN SECTION 1.1 OF NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS (“NI 45-106”) OR, IN ONTARIO, AS SUCH TERM IS DEFINED IN SECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO); AND (III) IS A “PERMITTED CLIENT” AS SUCH TERM IS DEFINED IN SECTION 1.1 OF NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS.

TAXATION AND ELIGIBILITY FOR INVESTMENT

ANY DISCUSSION OF TAXATION AND RELATED MATTERS CONTAINED IN THIS OFFERING MEMORANDUM DOES NOT PURPORT TO BE A COMPREHENSIVE DESCRIPTION OF ALL OF THE TAX CONSIDERATIONS THAT MAY BE RELEVANT TO A CANADIAN INVESTOR WHEN DECIDING TO PURCHASE THE NOTES AND, IN PARTICULAR, DOES NOT ADDRESS ANY CANADIAN TAX CONSIDERATIONS. NO REPRESENTATION OR WARRANTY IS HEREBY MADE AS TO THE TAX CONSEQUENCES TO A RESIDENT, OR DEEMED RESIDENT, OF CANADA OF AN INVESTMENT IN THE NOTES OR WITH RESPECT TO THE ELIGIBILITY OF THE NOTES FOR INVESTMENT BY SUCH INVESTOR UNDER RELEVANT CANADIAN FEDERAL AND PROVINCIAL LEGISLATION AND REGULATIONS.

RIGHTS OF ACTION FOR DAMAGES OR RESCISSION

SECURITIES LEGISLATION IN CERTAIN OF THE CANADIAN JURISDICTIONS PROVIDES CERTAIN PURCHASERS OF SECURITIES PURSUANT TO AN OFFERING MEMORANDUM (SUCH AS THIS OFFERING MEMORANDUM), INCLUDING WHERE THE DISTRIBUTION INVOLVES AN “ELIGIBLE FOREIGN SECURITY” AS SUCH TERM IS DEFINED IN ONTARIO SECURITIES COMMISSION RULE 45-501 ONTARIO PROSPECTUS AND REGISTRATION EXEMPTIONS AND IN MULTILATERAL INSTRUMENT 45-107 LISTING REPRESENTATION AND STATUTORY RIGHTS OF ACTION DISCLOSURE EXEMPTIONS, AS APPLICABLE, WITH A REMEDY FOR DAMAGES OR RESCISSION, OR BOTH, IN ADDITION TO ANY OTHER RIGHTS THEY MAY HAVE AT LAW, WHERE THE OFFERING MEMORANDUM, OR OTHER OFFERING DOCUMENT THAT CONSTITUTES AN OFFERING MEMORANDUM, AND ANY AMENDMENT THERETO, CONTAINS A “MISREPRESENTATION” AS DEFINED UNDER APPLICABLE CANADIAN SECURITIES LAWS. THESE

REMEDIES, OR NOTICE WITH RESPECT TO THESE REMEDIES, MUST BE EXERCISED OR DELIVERED, AS THE CASE MAY BE, BY THE PURCHASER WITHIN THE TIME LIMITS PRESCRIBED UNDER, AND ARE SUBJECT TO LIMITATIONS AND DEFENCES UNDER, APPLICABLE CANADIAN SECURITIES LEGISLATION. IN ADDITION, THESE REMEDIES ARE IN ADDITION TO AND WITHOUT DEROGATION FROM ANY OTHER RIGHT OR REMEDY AVAILABLE AT LAW TO THE INVESTOR.

LANGUAGE OF DOCUMENTS

UPON RECEIPT OF THIS DOCUMENT, EACH CANADIAN INVESTOR HEREBY CONFIRMS THAT IT HAS EXPRESSLY REQUESTED THAT ALL DOCUMENTS EVIDENCING OR RELATING IN ANY WAY TO THE SALE OF THE SECURITIES DESCRIBED HEREIN (INCLUDING FOR GREATER CERTAINTY ANY PURCHASE CONFIRMATION OR ANY NOTICE) BE DRAWN UP IN THE ENGLISH LANGUAGE ONLY. PAR LA RÉCEPTION DE CE DOCUMENT, CHAQUE INVESTISSEUR CANADIEN CONFIRME PAR LES PRÉSENTES QU’IL A EXPRESSÉMENT EXIGÉ QUE TOUS LES DOCUMENTS FAISANT FOI OU SE RAPPORTANT DE QUELQUE MANIÈRE QUE CE SOIT À LA VENTE DES VALEURS MOBILIÈRES DÉCRITES AUX PRÉSENTES (INCLUANT, POUR PLUS DE CERTITUDE, TOUTE CONFIRMATION D’ACHAT OU TOUT AVIS) SOIENT RÉDIGÉS EN ANGLAIS SEULEMENT.

LEGAL MATTERS

The validity of the common stock offered by this prospectus supplement will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Certain legal matters in connection with this offering will be passed upon for the underwriters by Baker Botts LLP, Dallas, Texas.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to Targa Resources Corp.’s Current Report on Form 8-K dated May 23, 2016 have been so incorporated in reliance on the report, which contains (a) an adverse opinion on the effectiveness of internal control over financial reporting, and (b) an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of Atlas Pipeline Partners, L.P. and Atlas Energy, L.P. from the assessment of internal control over financial reporting as the businesses were acquired during 2015, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Targa Resources Corp.

Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Warrants

Guarantees of Debt Securities of Targa Resources Corp. by: Targa Resources Investments Sub Inc.

TRI Resources Inc.

Targa Resources LLC

Targa GP Inc.

Targa LP Inc.

Targa Resources GP LLC

Targa Versado Holdings LP

We may offer and sell the securities listed above from time to time in one or more offerings. Any debt securities we offer pursuant to this prospectus may be fully and unconditionally guaranteed by certain of our subsidiaries, including Targa Resources Investments Sub Inc., TRI Resources Inc., Targa Resources LLC, Targa GP Inc., Targa LP Inc., Targa Resources GP LLC and Targa Versado Holdings LP.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering and the terms of the securities being offered. A prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

We may sell these securities directly or through agents, underwriters or dealers, or through a combination of these methods. See “Plan of Distribution.” The prospectus supplement will list any agents, underwriters or dealers that may be involved and the compensation they will receive. The prospectus supplement will also show you the total amount of money that we will receive from selling the securities being offered, after the expenses of the offering. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.

Investing in any of our securities involves risks. Please read carefully the information included and incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider before deciding to purchase our securities. See “Risk Factors” on page 6 of this prospectus.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “TRGP.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated May 23, 2016.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and is not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction.

You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the respective dates of those documents.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide you with this prospectus and a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. That prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.

Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information” below. You are urged to read this prospectus carefully, including “Risk Factors,” and the documents incorporated by reference in their entirety before investing in our securities.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “TRC” and to the “Company,” “Targa,” “we” or “us” are to Targa Resources Corp. and its subsidiaries.

TARGA RESOURCES CORP.

Targa Resources Corp. is a publicly traded Delaware corporation formed in October 2005. Targa does not directly own any operating assets; our main source of future revenue therefore is from distributions received from Targa Resources Partners LP (the “Partnership”), a Delaware limited partnership, that is a leading provider of midstream natural gas and natural gas liquid services in the United States. The Partnership is engaged in the business of gathering, compressing, treating, processing and selling natural gas and storing, fractionating, treating, transporting, terminaling and selling natural gas liquids (“NGL”), NGL products, and gathering, storing and terminaling crude oil and refined petroleum products.

On February 17, 2016, Targa completed the transactions (the “TRC/TRP Merger”) contemplated by the Agreement and Plan of Merger, dated November 2, 2015, by and among Targa, the Partnership, the general partner of the Partnership and Spartan Merger Sub LLC, a subsidiary of TRC, pursuant to which Targa acquired indirectly all of the outstanding common units representing limited partner interests of the Partnership (the “Common Units”) that Targa and its subsidiaries did not already own. As a result of the TRC/TRP Merger, Targa owns all of the outstanding Common Units.

Our principal executive offices are located at 1000 Louisiana St., Suite 4300, Houston, Texas 77002, and our telephone number at that location is (713) 584-1000. Our common stock is listed on the NYSE under the symbol “TRGP.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the operation of the SEC’s public reference room. Our SEC filings are available on the SEC’s website at http://www.sec.gov. We also make available free of charge on our website, at http://www.targaresources.com, all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to these reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. You can also obtain information about us at the office of the NYSE, 20 Broad Street, New York, New York 10005.

We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus, and the information we file later with the SEC will automatically supersede this information. You should not assume that (i) the information incorporated by reference in this prospectus is accurate as of any date other than the respective date of the documents incorporated by reference or (ii) the information contained in this prospectus is accurate as of any date other that the date on the front page of this prospectus.

We incorporate by reference in this prospectus the documents listed below and any future filings made by Targa Resources Corp. with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished and not filed pursuant to 2.02 or 7.01 on any current report on Form 8-K), including all such documents we may file with the SEC from the date of this prospectus until the termination of each offering under this prospectus:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2015;

•	our quarterly report on Form 10-Q for the quarterly period ended March 31, 2016;

•	our current reports on Forms 8-K or 8-K/A filed on January 15, 2016, January 22, 2016, February 9, 2016, February 12, 2016, February 19, 2016, February 24, 2016, March 7, 2016, March 17, 2016, May 2, 2016, May 18, 2016, May 19, 2016 and May 23, 2016 (two filings); and

•	the description of our common stock included in our Form 8-A (File No. 001-34991), filed on December 2, 2010, including any amendment or report filed for the purpose of updating, changing or otherwise modifying such description.

You can obtain copies of any of these documents without charge upon written or oral request by requesting them in writing or by telephone at:

Targa Resources Corp.

1000 Louisiana St., Suite 4300

Houston, Texas 77002

Attention: Investor Relations

Telephone: (713) 584-1000

We also maintain a website at www.targaresources.com. However, the information on our website is not part of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Our reports, filings and other public announcements may from time to time contain statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements.” You can typically identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, by the use of forward-looking statements, such as “may,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “potential,” “plan,” “forecast” and other similar words.

All statements that are not statements of historical facts, including statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements.

These forward-looking statements reflect our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside our control. Important factors that could cause actual results to differ materially from the expectations expressed or implied in the forward-looking statements include known and unknown risks. Known risks and uncertainties include, but are not limited to, the risks set forth in “Risk Factors,” the risks set forth in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, our Quarterly Report on Form 10-Q for the three months ended March 31, 2016, as well as the following risks and uncertainties:

•	the timing and extent of changes in natural gas, natural gas liquids (“NGL”), crude oil and other commodity prices, interest rates and demand for our services;

•	the level and success of crude oil and natural gas drilling around our assets, our success in connecting natural gas supplies to our gathering and processing systems, oil supplies to our gathering systems and NGL supplies to our logistics and marketing facilities and our success in connecting our facilities to transportation and markets;

•	our ability to access the capital markets, which will depend on general market conditions and the credit ratings for the Partnership’s and our debt obligations;

•	the amount of collateral required to be posted from time to time in our transactions;

•	our success in risk management activities, including the use of derivative instruments to hedge commodity price risks;

•	the level of creditworthiness of counterparties to various transactions with us;

•	changes in laws and regulations, particularly with regard to taxes, safety and protection of the environment;

•	weather and other natural phenomena;

•	industry changes, including the impact of consolidations and changes in competition;

•	our ability to obtain necessary licenses, permits and other approvals;

•	our ability to grow through acquisitions or internal growth projects and the successful integration and future performance of such assets, including with respect to the Atlas mergers; which were completed on February 27, 2015 between us and Atlas Energy, L.P., a Delaware limited partnership (“ATLS”) and between Atlas Pipeline Partners, L.P., a Delaware limited partnership (“APL”) and the Partnership;

•	general economic, market and business conditions; and

•	the risks described elsewhere in this prospectus and in the documents incorporated by reference herein.

You should read these forward-looking statements carefully because they discuss our expectations about our future performance, contain projections of our future operating results or our future financial condition, or state other “forward-looking” information. Before you invest, you should be aware that the occurrence of any of the events described in “Risk Factors” or “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and in our Quarterly Report on Form 10-Q for the three months ended March 31, 2016 could substantially harm our business, results of operations and financial condition. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Should one or more of the risks or uncertainties described in this prospectus or the documents incorporated by reference herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

Forward-looking statements contained in this prospectus and all subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

RISK FACTORS

An investment in our common stock involves a significant degree of risk. Before you invest in our common stock you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, our subsequently filed Quarterly Report on Form 10-Q and any subsequently filed Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our common stock. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Except as may otherwise be stated in any prospectus supplement, we intend to use the net proceeds from any sales of securities by us under this prospectus for general corporate purposes, which may include repayment of indebtedness, repurchases and redemptions of securities, the acquisition of businesses, other capital expenditures and additions to working capital.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in a prospectus supplement.

DIVIDEND POLICY

Our Dividend Policy

We intend to pay to our stockholders, on a quarterly basis, dividends funded by the cash we receive from the Partnership, less reserves for expenses, future dividends and other uses of cash, including:

•	federal income taxes, which we may be required to pay because we are taxed as a corporation;

•	the expenses of being a public company;

•	other general and administrative expenses;

•	general and administrative reimbursements to the Partnership;

•	reserves our board of directors believes prudent to maintain; and

•	interest expense or principal payments on any indebtedness we incur.

The determination of the amount of cash dividends, including the quarterly dividend referred to above, if any, to be declared and paid will depend upon our financial condition, results of operations, cash flow, the level of our capital expenditures, future business prospects and any other matters that our board of directors deems relevant. The Partnership’s debt agreements contain restrictions on the payment of distributions and prohibit the payment of distributions if the Partnership is in default. If the Partnership cannot make distributions to us, we will be unable to pay dividends on our common stock.

Dividends on our Series A Preferred Stock (the “Preferred Shares”) are cumulative from the last day of the most recent fiscal quarter, and are payable quarterly in arrears on the 45th day after the end of each fiscal quarter when, as and if declared by our Board of Directors. Dividends on the Preferred Shares are paid out of funds legally available for payment, in an amount equal to an annual rate of 9.5% ($95.00 per share annualized) of $1,000 per Preferred Share, subject to certain adjustments (the “Liquidation Preference”). With respect to any quarter ending on or prior to December 31, 2017, we may elect, in lieu of paying a distribution, to add the amount that would have been paid as a distribution to the Liquidation Preference. If we make such election, we will also grant to the holders of the Preferred Shares (the “Holders”) a corresponding number of additional Warrants (defined below) having the same terms (including exercise price) as the Warrants issued on the date of the closing of the transaction pursuant to which the Preferred Shares were issued (the “Closing Date”). Except as set forth in the preceding sentence, if we fail to pay in full in cash to the Holders the required cash dividend for a fiscal quarter, then (i) the amount of such shortfall will continue to be owed by us to the Holders and will accumulate until paid in full in cash, (ii) the Liquidation Preference will be deemed increased by such amount until paid in full in cash and (iii) contemporaneous with increasing the Liquidation Preference by such shortfall, we will grant and deliver to the Holders a corresponding number of additional Warrants having the same terms (including exercise price) as the Warrants issued on the Closing Date.

Subject to certain exceptions, so long as any Preferred Shares remain outstanding, no dividend or distribution will be declared or paid on, and no redemption or repurchase will be agreed to or consummated of, stock on a parity with the Preferred Shares, our common stock or any other shares of stock junior to the Preferred Shares, unless all accumulated and unpaid dividends for all preceding full fiscal quarters (including the fiscal quarter in which such accumulated and unpaid dividends first arose) have been declared and paid.

The Partnership’s Cash Distribution Policy

Under the Partnership’s partnership agreement, the term “available cash,” is defined as the sum of all cash and cash equivalents on hand at the end of that quarter and all additional cash and cash equivalents on hand immediately prior to the date of the distribution of available cash resulting from borrowings for working capital purposes subsequent to the end of that quarter, less the amount of any cash reserves established by the general partner to:

•	provide for the proper conduct of the Partnership’s business including reserves for future capital expenditures and for anticipated future credit needs;

•	comply with applicable law or any loan agreements, security agreements, mortgages, debt instruments or other agreements;

•	provide funds for distributions on and redemptions with respect to the Partnership’s outstanding 9.00% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (the “Preferred Units”); or

•	provide funds for distributions to the Partnership’s unitholders and to the general partner for any one or more of the upcoming four quarters.

The determination of available cash takes into account the possibility of establishing cash reserves in some periods that the Partnership may use to pay cash distributions in other periods, thereby enabling it to maintain relatively consistent cash distribution levels even if the Partnership’s business experiences fluctuations in its cash from operations due to seasonal and cyclical factors. The general partner’s determination of available cash also allows the Partnership to maintain reserves to provide funding for its growth opportunities. The Partnership makes its distributions from cash generated from its operations, and those distributions have grown over time as its business has grown, primarily as a result of numerous acquisitions and organic expansion projects that have been funded through external financing sources and cash from operations.

Distributions on the Preferred Units are cumulative from the date of original issue and are payable monthly in arrears on the 15th day of each month of each year, when, as and if declared by the board of directors of the general partner of the Partnership. Distributions on the Preferred Units will be paid out of amounts legally available therefor to, but not including, November 1, 2020, at a rate equal to 9.0% per annum. On and after November 1, 2020, distributions on the Preferred Units will accumulate at an annual floating rate equal to the one-month LIBOR plus a spread of 7.71%.

The actual cash distributions paid by the Partnership occur within 45 days after the end of each quarter.

DESCRIPTION OF DEBT SECURITIES

The “Debt Securities” will be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures among us, the subsidiary guarantors of such Debt Securities (each a “Subsidiary Guarantor”), if applicable, and a trustee to be determined (the “Trustee”). Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”

The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

Our rights and the rights of our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary (other than the Subsidiary Guarantors of such securities, if applicable), upon the latter’s liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourself be a creditor with recognized claims against such subsidiary.

We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you.

General

The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities will be our unsecured obligations. If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock.

The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined) as described in the prospectus supplement applicable to any Subordinated Debt Securities.

If specified in the prospectus supplement respecting a particular series of Debt Securities, one or more Subsidiary Guarantors identified therein will fully and unconditionally guarantee (the “Subsidiary Guarantee”) that series described in the prospectus supplement. Each Subsidiary Guarantee will be an unsecured obligation of the Subsidiary Guarantor. A Subsidiary Guarantee of Subordinated Debt Securities will be subordinated to the Senior Debt of the Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be issued will be offered for sale and will describe the following terms of such Debt Securities:

(1) the title of the Debt Securities;

(2) whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

(3) whether any Subsidiary Guarantor will provide a Subsidiary Guarantee of the Debt Securities;

(4) any limit on the aggregate principal amount of the Debt Securities;

(5) each date on which the principal of the Debt Securities will be payable;

(6) the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

(7) each place where payments on the Debt Securities will be payable;

(8) any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

(9) any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the Debt Securities;

(10) the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

(11) whether the Debt Securities are defeasible;

(12) any addition to or change in the Events of Default;

(13) whether the Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

(14) any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

(15) any other terms of the Debt Securities not inconsistent with the provisions of the Indenture.

Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Original Issue Discount Securities may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more global securities (each a “Global Security”) that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below, and any such other matters as may be provided for pursuant to the applicable Indenture.

Governing Law

The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York.

The Trustee

We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of Debt Securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

DESCRIPTION OF CAPITAL STOCK

The following summary of our common stock, preferred stock, amended and restated certificate of incorporation, as amended (the “amended and restated certificate of incorporation”) and amended and restated bylaws does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our amended and restated certificate of incorporation, and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

The authorized common stock of Targa Resources Corp. consists of 300,000,000 shares, $0.001 par value per share. As of May 20, 2016, we had 160,596,719 shares of common stock issued and outstanding.

Except as provided by law or in a preferred stock designation, holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of common stock, as such, are not entitled to vote on any amendment to the certificate of incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the certificate of incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the General Corporation Law of the State of Delaware (the “DGCL”). Subject to preferences that may be applicable to any outstanding shares or series of preferred stock, holders of common stock are entitled to receive ratably such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred Stock

The authorized preferred stock of Targa Resources Corp. consists of 100,000,000 shares, $0.001 par value per share. As of May 20, 2016, we had 965,100 shares of Series A Preferred Stock (the “Series A Preferred Stock”) issued and outstanding. Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

In March 2016, we issued 965,100 shares of Series A Preferred Stock, which rank senior to the common stock with respect to distribution rights and rights upon liquidation. Subject to certain exceptions, so long as any Series A Preferred Stock remains outstanding, we may not declare any dividend or distribution on our common stock unless all accumulated and unpaid dividends have been declared and paid on the Series A Preferred Stock. In the event of our liquidation, winding-up or dissolution, the holders of the Series A Preferred Stock would have the right to receive proceeds from any such transaction before the holders of the common stock. Distributions on the Preferred Shares are paid quarterly out of funds legally available for payment, in an amount equal to an annual rate of 9.5% ($95.00 per share annualized) of $1,000 per Preferred Share, subject to certain adjustments.

The Certificate of Designations governing the Series A Preferred Stock provides the holders of the Series A Preferred Stock with the right to vote, under certain conditions, on an as-converted basis with our common stockholders on matters submitted to a stockholder vote. So long as any Series A Preferred Stock is outstanding, subject to certain exceptions, the affirmative vote or consent of the holders of at least a majority of the outstanding Series A Preferred Stock, voting together as a separate class, will be necessary for effecting or validating, among other things: (i) any issuance of stock senior to the Series A Preferred Stock, (ii) any issuance, authorization or creation of, or any increase by any of our consolidated subsidiaries of any issued or authorized amount of, any specific class or series of securities, (iii) any issuance by us of parity stock, subject to certain exceptions and (iv) any incurrence of indebtedness by us and our consolidated subsidiaries for borrowed monies, other than under our existing credit agreement and the Partnership’s existing credit agreement (or replacement commercial bank credit facilities) in an aggregate amount up to $2.75 billion, or indebtedness that complies with a specified fixed charge coverage ratio.

Anti-Takeover Provisions of Our Amended and Restated Certificate of Incorporation, Our Amended and Restated Bylaws and Delaware Law

Some provisions of Delaware law, and our amended and restated certificate of incorporation, and our amended and restated bylaws described below, contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise and removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

Pursuant to our amended and restated certificate of incorporation, we are subject to the provisions of Section 203 of the DGCL. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	on or after such time as such person becomes an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition (in one or a series of transactions) of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	subject to certain exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit, directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Certificate of Incorporation and Bylaws

Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

•	provide advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders, which may preclude our stockholders from bringing matters before our stockholders at an annual or special meeting;

•	these procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken;

•	generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year;

•	provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company;

•	provide that the authorized number of directors may be changed only by resolution of our board of directors;

•	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock;

•	provide that directors may be removed only for cause and only by the affirmative vote of holders of at least 66 2⁄3% of the voting power of our then outstanding common stock;

•	provide that our amended and restated certificate of incorporation and amended and restated bylaws may be amended by the affirmative vote of the holders of at least 66 2/3% of our then outstanding common stock;

•	provide that special meetings of our stockholders may only be called by our board of directors, our chief executive officer or the chairman of the board; and

•	provide that our amended and restated bylaws can be amended or repealed by our board of directors or our stockholders.

Limitation of Liability and Indemnification Matters

Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for the following liabilities that cannot be eliminated under the DGCL:

•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for an unlawful payment of dividends or an unlawful stock purchase or redemption, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the DGCL. Our amended and restated bylaws also permit us to purchase insurance on behalf of any of our officers, directors, employees or agents or any person who is or was serving at our request as an officer, director, employee or agent of another enterprise for any expense, liability or loss asserted against such person and incurred by any such person in any such capacity, or arising out of that person’s status as such, regardless of whether the DGCL would permit indemnification.

We have entered into indemnification agreements with each of our directors and officers. The agreements provide that we will indemnify and hold harmless each indemnitee for certain expenses to the fullest extent permitted or authorized by law, including the DGCL, in effect on the date of the agreement or as it may be amended to provide more advantageous rights to the indemnitee. If such indemnification is unavailable as a result of a court decision and if we and the indemnitee are jointly liable in the proceeding, we will contribute funds to the indemnitee for his expenses in proportion to relative benefit and fault of us and the indemnitee in the transaction giving rise to the proceeding. The indemnification agreements also provide that we will indemnify the indemnitee for monetary damages for actions taken as our director or officer or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be but only if (i) the indemnitee acted in good faith and, in the case of conduct in his official capacity, in a manner he reasonably believed to be in our best interests and, in all other cases, not opposed to our best interests and (ii) in the case of a criminal proceeding, the indemnitee must have had no reasonable cause to believe that his conduct was unlawful. The indemnification agreements also provide that we must advance payment of certain expenses to the indemnitee, including fees of counsel, subject to receipt of an undertaking from the indemnitee to return such advance if it is ultimately determined that the indemnitee is not entitled to indemnification.

We believe that the limitation of liability provision in our amended and restated certificate of incorporation and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and our Series A Preferred Stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the NYSE under the symbol “TRGP.”

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares (either separately or together with other securities) representing fractional interests in our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a depositary agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related depositary agreement. If we elect to offer fractional interests in shares of preferred stock to the public, we will deposit the preferred stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the depositary agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange redemption and liquidation rights).

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common stock. Warrants may be issued independently or together with Debt Securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:

(1) the number of shares of common stock purchasable upon exercise of the warrants and the price at which such number of shares of common stock may be purchased upon exercise of the warrants;

(2) the date on which the right to exercise the warrants commences and the date on which such right expires (the “Expiration Date”);

(3) United States federal income tax consequences applicable to the warrants;

(4) the amount of the warrants outstanding as of the most recent practicable date; and

(5) any other terms of the warrants.

Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of shares of common stock at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of common stock, including the right to receive payments of any dividends on the common stock purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

In connection with our issuance of Series A Preferred Stock in March 2016, we issued (i) Series A Warrants exercisable into a maximum of 13,550,004 shares of common stock, with an exercise price of $18.88 per share and (ii) Series B Warrants exercisable into a maximum of 6,533,727 shares of common stock, with an exercise price of $25.11 per share. Both the Series A Warrants and Series B Warrants are exercisable beginning September 16, 2016 and expire March 16, 2023.

PLAN OF DISTRIBUTION

Under this prospectus, we intend to offer our securities to the public:

•	through one or more broker-dealers;

•	through underwriters; or

•	directly to investors.

We will fix a price or prices of our securities at:

•	market prices prevailing at the time of any sale under this registration statement;

•	prices related to market prices; or

•	negotiated prices.

We may change the price of the securities offered from time to time.

We will pay or allow distributors’ or sellers’ commissions that will not exceed those customary in the types of transactions involved. Broker-dealers may act as agents or may purchase securities as principal and thereafter resell the securities from time to time:

•	in or through one or more transactions (which may involve cross transactions and block trades) or distributions;

•	on the NYSE;

•	in the over-the-counter market; or

•	in private transactions.

Broker-dealers or underwriters may receive compensation in the form of underwriting discounts or commissions and may receive commissions from purchasers of the securities for whom they may act as agents. If any broker-dealer purchases the securities as principal, it may effect resales of the securities from time to time to or through other broker-dealers, and other broker-dealers may receive compensation in the form of concessions or commissions from the purchasers of securities for whom they may act as agents.

The prospectus supplement with respect to any offering of securities will set forth the terms of the offering, including: (i) the name or names of any underwriters; (ii) the purchase price of the securities and the proceeds to us from the sale; (iii) any underwriting discounts and commissions and other items constituting underwriters’ compensation; and (iv) any delayed delivery arrangements.

We will enter into an underwriting agreement with the underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. We may indemnify the underwriters under the relevant underwriting agreement against specific liabilities, including liabilities under the Securities Act. The underwriters may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

LEGAL MATTERS

Certain legal matters in connection with the securities will be passed upon by Vinson & Elkins L.L.P., Houston, Texas, as our counsel. Any underwriter or agent will be advised about other issues relating to any offering by its own legal counsel.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to Targa Resources Corp.’s Current Report on Form 8-K dated May 23, 2016 have been so incorporated in reliance on the report, which contains (a) an adverse opinion on the effectiveness of internal control over financial reporting, and (b) an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of Atlas Pipeline Partners, L.P. and Atlas Energy, L.P. from the assessment of internal control over financial reporting as the businesses were acquired during 2015, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

7,000,000 Shares

Targa Resources Corp.

Common Stock

PROSPECTUS SUPPLEMENT

Barclays

RBC Capital Markets

                    , 2017